UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2007

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On October 15, 2007, Exelon Generation Company, LLC (Generation) entered into an agreement (Termination Agreement) with State Line Energy, L.L.C. (State Line), an indirect, wholly-owned subsidiary of Dominion Resources Inc. (Dominion), to terminate the Power Purchase Agreement dated as of April 17, 1996 (as amended, the PPA) between State Line and Generation relating to the State Line generating facility in Hammond, Indiana, under which Generation controls 515 MW of electric energy and capacity from the State Line facility. Generation became a party to the PPA and various other related agreements by assignment from Commonwealth Edison Company as of January 1, 2001.

The effectiveness of the Termination Agreement is subject to a number of conditions, including approval by the Federal Energy Regulatory Commission and receipt of consents of third parties. If the conditions to the effectiveness of the Termination Agreement are satisfied, State Line will pay Generation approximately $233 million in consideration for termination of the PPA, the purchase of coal inventories on hand and in transit as of October 1, 2007 and other assets.

In connection with the transaction, Generation will assign to Virginia Power Energy Marketing, Inc. (VPEM), a wholly-owned subsidiary of Dominion, various contracts relating to the PPA and the operation of the State Line generating facility, including an agreement for purchase of coal, rail car leases, and transportation agreements. Generation will be released from liability under the contracts assigned to VPEM or will be indemnified by VPEM. The obligations of VPEM for indemnity to Generation will be guaranteed by Dominion. In addition, the rights and obligations under PJM Interconnection, LLC’s Reliability Pricing Model market associated with the State Line facility will be transferred from Generation to State Line as of October 1, 2007.

The Termination Agreement will terminate and be of no further force and effect if the various conditions to the effectiveness of the Termination Agreement are not satisfied by December 31, 2007.

On October 15, 2007, Generation issued a press release regarding the Termination Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation (Exelon) and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s and Generation’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s and Generation’s Second Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Neither of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION
EXELON GENERATION COMPANY, LLC

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets and Chief Financial Officer
Exelon Corporation

October 15, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release